Calculation of Filing Fee Tables
S-8
Tectonic Therapeutic, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan	Other	936,912	$ 21.13	$ 19,796,950.56	0.0001381	$ 2,733.96
2	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Employee Stock Purchase Plan	Other	187,382	$ 17.97	$ 3,367,254.54	0.0001381	$ 465.02
Total Offering Amounts:						$ 23,164,205.10		$ 3,198.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,198.98
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Tectonic Therapeutic, Inc. (the "Registrant"), par value $0.0001 per share ("Common Stock"), that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 Plan") and 2024 Employee Stock Purchase Plan (the "2024 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Represents additional shares of Common Stock that were automatically added to the shares reserved for future grant under the 2024 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2024 Plan, which provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Plan on January 1 of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to (a) five percent (5%) of the total number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock determined by the Registrant's board of directors (the "Board") prior to the date of increase. (4) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 20, 2026, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Tectonic Therapeutic, Inc. (the "Registrant"), par value $0.0001 per share ("Common Stock"), that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 Plan") and 2024 Employee Stock Purchase Plan (the "2024 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (3) Represents additional shares of Common Stock that were automatically added to the shares reserved for future grant under the 2024 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2024 ESPP, which provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 ESPP on January 1 of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to the lesser of: (a) one percent (1%) of the total number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year; (b) a number of shares equal to 442,029 shares of Common Stock; or (c) such lesser number of shares of Common Stock as determined by the Board. (5) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 20, 2026, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2024 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A